Exhibit 99.1

News Release

Public Storage

701 Western Avenue

Glendale, CA 91201-2349

www.publicstorage.com

For Release	Immediately
Date	April 26, 2017
Contact	Clemente Teng
(818) 244-8080, Ext. 1141

Public Storage Reports Results for the Quarter Ended March 31, 2017

GLENDALE,  California-Public Storage (NYSE:PSA) announced today operating results for the quarter ended March 31, 2017.

Operating Results for the Three Months Ended March 31, 2017

For the three months ended March 31, 2017, net income allocable to our common shareholders was $281.1 million or $1.62 per diluted common share, compared to $241.3 million or $1.39 in 2016 representing an increase of $39.8 million or $0.23.  The increase is due primarily to a $21.1  million increase in self-storage net operating income (described below), a $5.4 million decrease in foreign exchange translation losses associated with our euro denominated debt and an $11.3 million decrease in EITF D-42 charges as a result of our preferred redemption activities in 2016.

The $21.1 million increase in self-storage net operating income is a result of a $15.2 million increase in our Same Store Facilities (as defined below) and $5.9  million increase in our Non Same Store Facilities (as defined below).  Revenues for the Same Store Facilities increased 4.0% or $20.9 million in the three months ended March 31, 2017 as compared to 2016, due primarily to higher realized annual rent per occupied square foot.  Cost of operations for the Same Store Facilities increased by 3.9% or $5.7 million in the three months ended March 31, 2017 as compared to 2016, due primarily to increased property taxes,  repairs and maintenance and advertising and selling costs.  The increase in net operating income for the Non Same Store Facilities is due primarily to the impact of 283 self-storage facilities acquired, developed or expanded since January 2015.

Funds from Operations

For the three months ended March 31, 2017, funds from operations (“FFO”) was $2.34 per diluted common share, as compared to $2.10 in 2016, representing an increase of 11.4%.  FFO is a non-GAAP (generally accepted accounting principles) term defined by the National Association of Real Estate Investment Trusts and generally represents net income before depreciation, gains and losses and impairment charges with respect to real estate assets.

We also present “Core FFO per share,” a non-GAAP measure that represents FFO per share excluding the impact of (i) foreign currency exchange gains and losses, (ii) EITF D-42 charges related to the redemption of preferred securities and (iii) certain other non-cash and/or nonrecurring income or expense items.  We review Core FFO per share to evaluate our ongoing operating performance, and we believe it is used by investors and REIT analysts in a similar manner.  However, Core FFO per share is not a substitute for net income per share.  Because other REITs may not compute Core FFO per share in the same manner as we do, may not use the same terminology or may not present such a measure, Core FFO per share may not be comparable among REITs.

The following table reconciles from FFO per share to Core FFO per share (unaudited):

	Three Months Ended March 31,
			Percentage
	2017	2016	Change

FFO per share	$2.34	$2.10	11.4%
Eliminate the per share impact of
items excluded from Core FFO, including
our equity share from investments:
Foreign currency exchange loss, net	0.03	0.05
Application of EITF D-42	-	0.07
Other items	-	(0.01)
Core FFO per share	$2.37	$2.21	7.2%

Property Operations-Same Store Facilities

The Same Store Facilities represent those facilities that have been owned and operated on a stabilized level of occupancy, revenues and cost of operations since January 1, 2015.  We review the operations of our Same Store Facilities, which excludes facilities whose operating trends are significantly affected by factors such as casualty events, as well as recently developed or acquired facilities, to more effectively evaluate the ongoing performance of our self-storage portfolio in 2015, 2016 and 2017.  The Same Store pool increased from the 2,000 facilities at December 31, 2016 to 2,060 facilities at March 31, 2017.    We believe the Same Store information is used by investors and analysts in a similar manner.  The following table summarizes the historical operating results of these 2,060 facilities (131.6 million net rentable square feet) that represent approximately 85% of the aggregate net rentable square feet of our U.S. consolidated self-storage portfolio at March 31, 2017.

Selected Operating Data for the Same
Store Facilities (2,060 facilities)
(unaudited):
	Three Months Ended March 31,
			Percentage
	2017	2016	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
Rental income	$514,163	$493,167	4.3%
Late charges and administrative fees	24,148	24,240	(0.4)%
Total revenues (a)	538,311	517,407	4.0%

Cost of operations:
Property taxes	56,388	54,028	4.4%
On-site property manager payroll	27,513	27,855	(1.2)%
Supervisory payroll	10,160	9,390	8.2%
Repairs and maintenance	9,691	8,638	12.2%
Snow removal	2,060	2,882	(28.5)%
Utilities	10,210	10,423	(2.0)%
Advertising and selling expense	6,808	5,241	29.9%
Other direct property costs	14,680	14,104	4.1%
Allocated overhead	11,870	11,146	6.5%
Total cost of operations (a)	149,380	143,707	3.9%
Net operating income (b)	$388,931	$373,700	4.1%

Gross margin	72.3%	72.2%	0.1%

Weighted average for the period:
Square foot occupancy	93.1%	93.6%	(0.5)%
Realized annual rental income per (c):
Occupied square foot	$16.81	$16.02	4.9%
Available square foot (“REVPAF”)	$15.63	$14.99	4.3%
At March 31:
Square foot occupancy	93.2%	93.9%	(0.7)%
Annual contract rent per occupied
square foot (d)	$17.38	$16.61	4.6%

(a)	Revenues and cost of operations do not include ancillary revenues and expenses generated at the facilities with respect to tenant reinsurance and retail sales.
(b)	See attached reconciliation of self-storage net operating income (“NOI”) to operating income.

(c)

Realized annual rent per occupied square foot is computed by dividing annualized rental income, before late charges and administrative fees, by the weighted average occupied square feet for the period.  Realized annual rent per available square foot (“REVPAF”) is computed by dividing annualized rental income, before late charges and administrative fees, by the total available rentable square feet for the period.  These measures exclude late charges and administrative fees in order to provide a better measure of our ongoing level of revenue.  Late charges are dependent upon the level of delinquency, and administrative fees are dependent upon the level of move-ins.  In addition, the rates charged for late charges and administrative fees can vary independently from rental rates.  These measures take into consideration promotional discounts, which reduce rental income.

(d)

Annual contract rent represents the agreed upon monthly rate that is paid by our tenants in place at the time of measurement.  Contract rates are initially set in the lease agreement upon move-in, and we adjust them from time to time with notice.  Contract rent excludes other fees that are charged on a per-item basis, such as late charges and administrative fees, does not reflect the impact of promotional discounts and does not reflect the impact of rents that are written off as uncollectible.

The following table summarizes selected quarterly financial data with respect to the Same Store Facilities (unaudited):

	For the Quarter Ended
	March 31	June 30	September 30	December 31	Entire Year

	(Amounts in thousands, except for per square foot amounts)
Total revenues:
2017	$538,311
2016	$517,407	$533,373	$556,194	$544,822	$2,151,796

Total cost of operations:
2017	$149,380
2016	$143,707	$140,104	$146,519	$115,394	$545,724

Property taxes:
2017	$56,388
2016	$54,028	$54,249	$53,953	$31,548	$193,778

Repairs and maintenance, including
snow removal expenses:
2017	$11,751
2016	$11,520	$10,708	$11,171	$11,239	$44,638

Advertising and selling expense:
2017	$6,808
2016	$5,241	$5,738	$7,767	$7,337	$26,083

REVPAF:
2017	$15.63
2016	$14.99	$15.49	$16.12	$15.81	$15.60

Weighted average realized annual
rent per occupied square foot:
2017	$16.81
2016	$16.02	$16.25	$16.92	$16.87	$16.51

Weighted average occupancy levels
for the period:
2017	93.1%
2016	93.6%	95.4%	95.3%	93.8%	94.5%

Property Operations-Non Same Store Facilities

The Non Same Store Facilities at March 31, 2017 represent 283 facilities that were not stabilized with respect to occupancies or rental rates since January 1, 2015 or that we did not own as of January 1, 2015.  The following table summarizes operating data with respect to the Non Same Store Facilities (unaudited):

NON SAME STORE	Three Months Ended March 31,
FACILITIES	2017	2016	Change

	(Dollar amounts in thousands, except for per square foot amounts)
Revenues:
2017 acquisitions	$339	$-	$339
2016 acquisitions	8,581	1,839	6,742
2015 acquisitions	4,072	3,595	477
Developed facilities	8,125	4,257	3,868
Other facilities	48,350	47,488	862
Total revenues	69,467	57,179	12,288

Cost of operations before depreciation
and amortization expense:
2017 acquisitions	151	-	151
2016 acquisitions	3,482	551	2,931
2015 acquisitions	1,335	1,292	43
Developed facilities	4,163	1,810	2,353
Other facilities	13,467	12,503	964
Total cost of operations	22,598	16,156	6,442

Net operating income:
2017 acquisitions	188	-	188
2016 acquisitions	5,099	1,288	3,811
2015 acquisitions	2,737	2,303	434
Developed facilities	3,962	2,447	1,515
Other facilities	34,883	34,985	(102)

Net operating income (a)	$46,869	$41,023	$5,846

At March 31:
Square foot occupancy:
2017 acquisitions	89.7%	-	-
2016 acquisitions	85.9%	90.8%	(5.4)%
2015 acquisitions	92.4%	89.6%	3.1%
Developed facilities	63.2%	68.6%	(7.9)%
Other facilities	87.2%	91.2%	(4.4)%
	82.7%	88.2%	(6.2)%
Annual contract rent per occupied square foot:
2017 acquisitions	$10.74	$-	-
2016 acquisitions	9.86	11.69	(15.7)%
2015 acquisitions	13.71	12.84	6.8%
Developed facilities	13.03	12.62	3.2%
Other facilities	17.13	16.45	4.1%
	$14.88	$15.55	(4.3)%

NON SAME STORE	Three Months Ended March 31,
FACILITIES (Continued)	2017	2016	Change

At March 31:
Number of facilities:
2017 acquisitions	4	-	4
2016 acquisitions	55	12	43
2015 acquisitions	17	17	-
Developed facilities	38	22	16
Other facilities	169	169	-
	283	220	63
Net rentable square feet (in thousands):
2017 acquisitions	214	-	214
2016 acquisitions	4,121	809	3,312
2015 acquisitions	1,285	1,285	-
Developed facilities	4,347	2,125	2,222
Other facilities	12,877	12,613	264
	22,844	16,832	6,012
(a)	See attached reconciliation of self-storage NOI to operating income.

Investing and Capital Markets Activities

During the three months ended March 31, 2017, we acquired four self-storage facilities (one each in Minnesota, New York, North Carolina and Ohio) with 0.2 million net rentable square feet for $23 million.  Subsequent to March 31, 2017, we acquired or were under contract to acquire five self-storage facilities (two each in Indiana and South Carolina and one in Ohio) with 0.3 million net rentable square feet for $25 million.

During the three months ended March 31, 2017, we completed two newly developed facilities and various expansion projects (0.5 million net rentable square feet) costing $89 million.  At March 31, 2017, we had various facilities in development (4.0 million net rentable square feet) estimated to cost $470 million and various expansion projects (1.2 million net rentable square feet) estimated to cost $148 million.  The remaining $413 million of development costs for these projects is expected to be incurred primarily in the next 18 months.

Distributions Declared

On April 26, 2017, our Board of Trustees declared a regular common quarterly dividend of $2.00 per common share.  The Board also declared dividends with respect to our various series of preferred shares. All the dividends are payable on June 29, 2017 to shareholders of record as of June 14, 2017.

First Quarter Conference Call

A conference call is scheduled for April 27, 2017 at 11:00 a.m. (PDT) to discuss the first quarter earnings results.  The domestic dial-in number is (866) 406-5408, and the international dial-in number is (973) 582-2770 (conference ID number for either domestic or international is 4988562). A simultaneous audio webcast may be accessed by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.”  A replay of the conference call may be accessed through May 11, 2017 by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) or by using the link at www.publicstorage.com under “Company Info, Investor Relations, News and Events, Events Calendar.” All forms of replay utilize conference ID number 4988562.

About Public Storage

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. The Company’s headquarters are located in Glendale, California.  At March 31, 2017, we had interests in 2,354 self-storage facilities located in 38 states with approximately 155 million net rentable square feet in the United States and 220 storage facilities located in seven Western European nations with approximately 12 million net rentable square feet operated under the “Shurgard” brand.  We also own a 42% common equity interest in PS Business Parks, Inc. (NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at March 31, 2017.

Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements.  Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2017 and in our other filings with the SEC and the following: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage acquired and developed properties; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws, and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing environmental, taxes, our tenant reinsurance business and labor, and risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; changes in federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our business, customer and employee relationships; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays in the development process; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release.  All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement.  We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, new estimates, or other factors, events or circumstances after the date of this press release, except where expressly required by law.  Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, as predictions of future events nor guarantees of future performance.

PUBLIC STORAGE

SELECTED INCOME STATEMENT DATA

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues:
Self-storage facilities	$607,778	$574,586
Ancillary operations	37,769	37,200
	645,547	611,786

Expenses:
Self-storage cost of operations	171,978	159,863
Ancillary cost of operations	10,924	13,423
Depreciation and amortization	110,929	105,128
General and administrative	25,028	23,047
	318,859	301,461

Operating income	326,688	310,325

Other income (expense):
Interest and other income	3,998	3,836
Interest expense	(1,048)	(711)
Equity in earnings of unconsolidated real estate entities	19,949	14,164
Gain on real estate investment sales	-	689
Foreign currency exchange loss	(5,566)	(10,954)
Net income	344,021	317,349
Allocation to noncontrolling interests	(1,579)	(1,476)
Net income allocable to Public Storage shareholders	342,442	315,873
Allocation of net income to:
Preferred shareholders – distributions	(60,121)	(62,272)
Preferred shareholders – redemptions	-	(11,336)
Restricted share units	(1,190)	(930)
Net income allocable to common shareholders	$281,131	$241,335

Per common share:
Net income per common share – Basic	$1.62	$1.40
Net income per common share – Diluted	$1.62	$1.39
Weighted average common shares – Basic	173,364	172,977
Weighted average common shares – Diluted	174,069	173,850

PUBLIC STORAGE

SELECTED BALANCE SHEET DATA

(Amounts in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)

Cash and cash equivalents	$120,859	$183,688

Operating real estate facilities:
Land and buildings, at cost	14,100,659	13,963,229
Accumulated depreciation	(5,376,215)	(5,270,963)
	8,724,444	8,692,266
Construction in process	205,253	230,310
Investments in unconsolidated real estate entities	698,696	689,207
Goodwill and other intangible assets, net	209,593	212,719
Other assets	125,066	122,148
Total assets	$10,083,911	$10,130,338

LIABILITIES AND EQUITY

Senior unsecured notes	$365,349	$359,810
Mortgage notes	30,513	30,939
Accrued and other liabilities	294,542	297,935
Total liabilities	690,404	688,684

Equity:
Public Storage shareholders’ equity:
Cumulative Preferred Shares, $0.01 par value, 100,000,000 shares authorized, 174,700 shares issued (in series) and outstanding,
at liquidation preference	4,367,500	4,367,500
Common Shares, $0.10 par value, 650,000,000 shares authorized,
173,543,322 shares issued and outstanding, (173,288,787 shares
at December 31, 2016)	17,354	17,329
Paid-in capital	5,624,358	5,609,768
Accumulated deficit	(553,473)	(487,581)
Accumulated other comprehensive loss	(92,225)	(95,106)
Total Public Storage shareholders’ equity	9,363,514	9,411,910
Noncontrolling interests	29,993	29,744
Total equity	9,393,507	9,441,654
Total liabilities and equity	$10,083,911	$10,130,338

PUBLIC STORAGE
SELECTED FINANCIAL DATA

Computation of Funds from Operations and Funds Available for Distribution
(Unaudited-amounts in thousands, except per share data)

	Three Month Ended
	March 31,
	2017	2016

Computation of FFO per Share:

Net income allocable to common shareholders	$281,131	$241,335
Eliminate items excluded from FFO:
Depreciation and amortization	110,929	105,128
Depreciation from unconsolidated real estate investments	17,213	19,537
Depreciation allocated to noncontrolling interests
and restricted share unitholders	(962)	(882)
Gains on sale of real estate investments, including
our equity share from investments	(1,611)	(689)
FFO allocable to common shares (a)	$406,700	$364,429
Diluted weighted average common shares	174,069	173,850
FFO per share (a)	$2.34	$2.10

Reconciliation of Earnings per Share to FFO per Share:

Earnings per share-diluted	$1.62	$1.39
Eliminate per share amounts excluded from FFO:
Depreciation and amortization, including amounts
from investments and excluding amounts allocated
to noncontrolling interests and restricted share unitholders	0.73	0.71
Gains on sale of real estate investments, including
our equity share from investments, and other	(0.01)	-
FFO per share (a)	$2.34	$2.10

Computation of Funds Available for Distribution ("FAD"):

FFO allocable to common shares	$406,700	$364,429
Eliminate effect of items included in FFO but not FAD:
Cash paid for stock-based compensation in excess of expensed amount	(3,286)	(5,972)
Foreign currency exchange loss, including
our equity share from investments	5,566	7,918
Application of EITF D-42	-	11,336
Less: Capital expenditures to maintain real estate facilities	(27,050)	(14,393)

FAD (a)	$381,930	$363,318

Distributions paid to common shareholders and restricted
share units	$348,213	$295,063

Distribution payout ratio	91.2%	81.2%

Distributions per common share	$2.00	$1.70

(a)

FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts and, along with the non-GAAP measure FAD, are considered helpful measures of REIT performance by REITs and many REIT analysts. FFO represents net income before real estate depreciation, gains or losses and impairment charges, which are excluded because they are based upon historical real estate costs and assume that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions. FAD represents FFO adjusted to exclude certain non-cash charges and to deduct capital expenditures.  We utilize FAD in evaluating our ongoing cash flow available for investment, debt repayment and common distributions. We believe investors and analysts utilize FAD in a similar manner.    FFO and FFO per share are not a substitute for net income or earnings per share.  FFO and FAD are not substitutes for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because they exclude investing and financing activities presented on our statements of cash flows.  In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful.

PUBLIC STORAGE

SELECTED FINANCIAL DATA

Reconciliation of Self-Storage Net Operating Income to

Operating Income
(Unaudited-amounts in thousands)

	Three Months Ended
	March 31,
	2017	2016

Self-storage revenues for:
Same Store Facilities	$538,311	$517,407
Non Same Store Facilities	69,467	57,179
Self-storage revenues	607,778	574,586

Self-storage cost of operations for:
Same Store Facilities	149,380	143,707
Non Same Store Facilities	22,598	16,156
Self-storage cost of operations	171,978	159,863

Self-storage net operating income for:
Same Store Facilities	388,931	373,700
Non Same Store Facilities	46,869	41,023
Self-storage net operating income (a)	435,800	414,723
Ancillary operating revenues	37,769	37,200
Ancillary cost of operations	(10,924)	(13,423)
Depreciation and amortization	(110,929)	(105,128)
General and administrative expense	(25,028)	(23,047)
Operating income on our income statement	$326,688	$310,325

(a)

Net operating income or “NOI” is a non-GAAP financial measure that excludes the impact of depreciation and amortization expense, which is based upon historical real estate costs and assumes that building values diminish ratably over time, while we believe that real estate values fluctuate due to market conditions.  We utilize NOI in determining current property values, evaluating property performance and in evaluating operating trends.  We believe that investors and analysts utilize NOI in a similar manner.  NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.  This table reconciles from NOI for our self-storage facilities to the operating income presented on our income statement.